UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Presiding Director Compensation

On September 29, 2006, the Board of Directors of Pope & Talbot, Inc. (Company) approved an amendment to the Pope & Talbot, Inc. Non-Employee Director Compensation Policy and Stock Ownership Guidelines (Policy) to authorize an additional $25,000 of annual cash compensation to the director serving as Presiding Director. Director Lionel Dodd was appointed to the newly created position of Presiding Director on July 20, 2006, and will receive compensation of $20,833 for serving in that capacity for the 10 months from that date to the next annual meeting of shareholders. The Presiding Director acts as chair of executive sessions of the Board of Directors, provides input on Board agendas, and communicates with management and other independent directors regarding matters discussed in executive sessions and other matters of concern between Board meetings. A copy of the amended Policy is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Non-Employee Director Compensation Policy and Stock Ownership Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 4, 2006.

POPE & TALBOT, INC.
Registrant

By	/s/ Maria M. Pope
Name: Maria M. Pope
Title: Vice President and General Manager, Wood Products Division, and Chief Financial Officer